As filed with the Securities and Exchange Commission on June 21, 2001


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                            DETOUR MEDIA GROUP, INC.
             (Exact name of registrant as specified in its charter)

   Colorado                                                  84-1156459
   (State or other jurisdiction of                           (I.R.S. Employer
   incorporation or organization)                            Identification No.)

   7060 Hollywood Blvd., Suite 1150, Los Angeles, CA         90038
   (Address of Principal Executive Offices)                  (Zip Code)

                              Consulting Agreement
                            (Full title of the plan)

                                   ANDREW LEFT
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        7060 HOLLYWOOD BLVD., SUITE 1150
                          LOS ANGELES, CALIFORNIA 90038
                     (Name and address of agent for service)

                                 (323) 469-9444
          (Telephone number, including area code, of agent for service)

                                 with a copy to:

                            CHRISTOPHER AUGUSTE, ESQ.
                      JENKENS & GILCHRIST PARKER CHAPIN LLP
                              THE CHRYSLER BUILDING
                              405 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10174
                                 (212) 704-6000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this Registration Statement.

                                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
                                                             PROPOSED            PROPOSED
TITLE OF                                                     MAXIMUM             MAXIMUM
EACH CLASS                              AMOUNT               OFFERING            AGGREGATE         AMOUNT OF
OF SECURITIES                           TO BE                PRICE PER           OFFERING          REGISTRATION
TO BE REGISTERED                        REGISTERED(1)        SHARE               PRICE             FEE
-------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par  value          500,000              $0.05(2)            $25,000(2)        $6.25(2)
per share
-------------------------------------------------------------------------------------------------------------------
(1)   Pursuant to Rule 416(b), there shall also be deemed covered hereby all additional securities resulting from anti-dilution adjustments under the
      Consulting Agreement.

(2) The price per share is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c); based on the average of the high and low prices for the Common Stock as reported on the OTC Bulletin Board on May 21, 2001.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents heretofore filed by the Company with the Securities and Exchange Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "1934 Act") are incorporated herein by reference:

                  (a) The Company's Annual Report for the fiscal year ended December 31, 2000 on Form 10-KSB/A filed with the Commission on May 18, 2001;

                  (b) The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2001; and

                  (c) The description of the Company's Common Stock contained in the registrant's Registration Statement on Form 10-SB filed with the Commission in January 1995, as amended.

                  All documents filed subsequent to the date of this Registration Statement pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

                  Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our certificate of incorporation contains provisions permitted under the Colorado Business Corporations Act relating to the liability of directors. These provisions eliminate a director's personal liability for monetary damages resulting from a breach of fiduciary duty, except for specified wrongful acts, including:

o    for any breach of the director's duty of loyalty to us or our stockholders;

o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

o under Section 7-108-403 of the Colorado Business Corporations Act relating to unlawful stock repurchases or dividends; or

o for any transaction from which the director derives an improper personal benefit.

     These provisions do not limit or eliminate our rights or those of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director's fiduciary duty. These provisions will not alter a director's liability under federal securities laws.

     Our bylaws also contain provisions indemnifying our directors and officers to the fullest extent permitted by the Colorado Business Corporations Act. We have entered into separate indemnification agreements with our directors and officers that, in some cases, may be broader than the specific indemnification provisions contained in our certificate of incorporation, bylaws or the Colorado Business Corporations Act. The indemnification agreements may require us, among other things, to indemnify the officers and directors against liabilities, other than liabilities arising from willful misconduct, that may arise by reason of their status or service as directors or officers. These agreements also may require us to advance the expenses incurred by the officers and directors as a result of any proceeding against them as to which they could be identified. We believe that these indemnification arrangements are necessary to attract and retain qualified individuals to serve as directors and officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

                  Not Applicable.


ITEM 8.    EXHIBITS.

      NUMBER                                    DESCRIPTION OF EXHIBIT
      ------                                    ----------------------
        3.1 (1)    Articles of Incorporation of Detour Media Group, Inc.

        3.2 (1)    By-laws of Detour Media Group, Inc.

        3.3 (2)    Articles of Merger

        3.4 (3)    Certificate of Correction dated March 6, 2000.

        3.5 (4)    Articles of Amendment to the Company's Articles of Incorporation dated March 21,
                   2001.

        5.1 (5)    Opinion of Jenkens & Gilchrist Parker Chapin LLP

       23.1 (5)    Consent of Grant Thornton, LLP

       23.2 (5)    Consent of Jenkens & Gilchrist Parker Chapin LLP (included in exhibit 5.1 hereto)

       24.1 (5)    Power of Attorney (included in signature page)

       99.1 (5)    Consulting  Agreement  between  Detour Media  Group,  Inc. and Hyperion Holdings,
                   LLC, dated May 23, 2001

---------------------------------------------------

(1)      Incorporated by reference to the Company's registration statement on Form 10-SB filed with the
         Commission in January 1995, as amended.
(2)      Incorporated by reference to the Company's annual report on Form 10-KSB, filed with the
         Commission on April 15, 1998.
(3)      Incorporated by reference to the Company's annual report on Form 10-KSB, filed with the
         Commission on May 23, 2000.
(4)      Incorporated by reference to the Company's annual report on Form 10-KSB, filed with the
         Commission on May 16, 2001, as amended.
(5)      Filed herewith

ITEM 9. UNDERTAKINGS.

                  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 21st day of June, 2001.


                                        DETOUR MEDIA GROUP, INC.


                                        By:  /s/ Andrew Left
                                           -------------------------------------
                                           Andrew Left,
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Andrew Left and Edward T. Stein and each of them with power of substitution, as his attorney-in-fact, in all capacities, to sign any amendments to this registration statement (including post-effective amendments) and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-facts or their substitutes may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 21st day of June, 2001.

                        Signature                                  Title
                        ---------                                  -----

/s/ Andrew Left                                           Chief Executive Officer, President
--------------------------------------------------        and Director
Andrew Left

/s/ Edward T. Stein                                       Chief Financial Officer,
--------------------------------------------------        Treasurer, Secretary and Director
Edward T. Stein

/s/ Kevin Nesis
--------------------------------------------------        Director
Kevin Nesis



                                  EXHIBIT INDEX


      NUMBER                                    DESCRIPTION OF EXHIBIT
      ------                                    ----------------------
        3.1 (1)    Articles of Incorporation of Detour Media Group, Inc.

        3.2 (1)    By-laws of Detour Media Group, Inc.

        3.3 (2)    Articles of Merger

        3.4 (3)    Certificate of Correction dated March 6, 2000.

        3.5 (4)    Articles of Amendment to the Company's Articles of Incorporation dated March 21,
                   2001.

        5.1 (5)    Opinion of Jenkens & Gilchrist Parker Chapin LLP

       23.1 (5)    Consent of Grant Thornton, LLP

       23.2 (5)    Consent of Jenkens & Gilchrist Parker Chapin LLP (included in exhibit 5.1 hereto)

       24.1 (5)    Power of Attorney (included in signature page)

       99.1 (5)    Consulting  Agreement  between  Detour Media  Group,  Inc. and Hyperion Holdings,
                   LLC, dated May 23, 2001

---------------------------------------------------

(1)      Incorporated by reference to the Company's registration statement on Form 10-SB filed with the
         Commission in January 1995, as amended.
(2)      Incorporated by reference to the Company's annual report on Form 10-KSB, filed with the
         Commission on April 15, 1998.
(3)      Incorporated by reference to the Company's annual report on Form 10-KSB, filed with the
         Commission on May 23, 2000.
(4)      Incorporated by reference to the Company's annual report on Form 10-KSB, filed with the
         Commission on May 16, 2001, as amended.
(5)      Filed herewith